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                         METROPOLITAN SERIES FUND, INC.

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S).240.14a-12

                         METROPOLITAN SERIES FUND, INC.
                      ------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):
[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
     4) Proposed maximum aggregate value of transaction: 5) Total fee paid:
[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount previously paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed: _____________

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                                                                 Reminder Notice


                         METROPOLITAN SERIES FUND, INC.
                501 Boylston Street, Boston, Massachusetts 02116

                                              April 22, 2004

Dear Life Insurance Policy and Annuity Contract Owners:

We are writing to remind you that as an owner of a variable life insurance or variable annuity contract issued by separate accounts of the insurance companies in the MetLife enterprise (the "Insurance Companies"), you have the right to instruct your Insurance Company how to vote at the April 30, 2004 special meeting of shareholders of one or more of the Portfolios listed below:

..  Alger Equity Growth Portfolio         .   Balanced Portfolio

..  FI Mid Cap Opportunities Portfolio    .   MFS Research Managers Portfolio

Our records show that you have not yet voted on the proposal for the Portfolio(s) above in which you had an account balance as of January 31, 2004, the record date. The Board of Directors of the Metropolitan Series Fund recommends that shareholders vote "FOR" that proposal.

For information regarding the proposals, please refer to the Proxy Statement or Prospectus/Proxy Statement previously mailed to you. If you would like another copy, please call 1-800-560-5001.

Your vote is important. For your convenience, we have enclosed a new Voting Form that you may use to cast your vote. If your policy or contract has an account balance in more than one of the Portfolios, you may receive a separate Voting Form for each Portfolio. Please fill in, date sign and return the Voting Form(s) promptly in the enclosed postage-paid envelope. To ensure that your voting instruction is received before the voting period ends on Friday, April 30, 2004, please return your executed Voting Form(s) no later than Wednesday, April 28, 2004. You can also provide voting instructions on the phone or internet. Call toll-free 1-866-235-4258 or go to the website: https://vote.proxy-direct.com.

                       DON'T HESITATE. PLEASE VOTE TODAY!

Alamo Direct has been retained by the Insurance Companies to make follow-up phone calls to help secure the remaining votes needed for this voting campaign. As the end of the voting period moves closer, if we still have not received your voting instructions, you may receive a telephone call asking you to exercise your right to vote.

Thank you in advance for your participation.